Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Registration Statement on Form F-1/A of our report dated April 16, 2010 relating to the consolidated financial statements of MIE Holdings Corporation, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers Zhong Tian CPAs Limited Company
Beijing, People’s Republic of China
May 6, 2010